UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

BLUEFIRE ETHANOL FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-1370489	20-4590982
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick
Irvine, CA 92618
 (Address of principal executive offices)

(949) 588-3767
(Telephone number, including area code)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, Roger L. Petersen was appointed as a member of the Board of Directors (the “Board”) of Bluefire Ethanol Fuels, Inc., a Nevada corporation (the “Company”), effective immediately.

Roger L. Petersen, age 59, currently serves as the President of Montana Horizons, LLC, a Montana limited liability company which he founded in 2006, that provides support for utility mergers and acquisitions and energy development projects. From 1995 to 2006, Mr. Petersen served as the President of PPL Development Company, a wholly-owned subsidiary of PPL Corporation (NYSE: PPL) (“PPL”), which focused on corporate growth through asset acquisition and corporate mergers. From 2001 to 2003, Mr. Petersen served as the President of PPL Global, Inc, a wholly-owned subsidiary of PPL, which managed all international acquisitions and operations for PPL. From 1999 to 2001, Mr. Petersen served as President and Chief Executive Officer of PPL Montana, LLC, a wholly-owned subsidiary of PPL, which operates coal-fired and hydroelectric generating facilities at 13 sites in the State of Montana. Mr. Petersen also served as the Vice President and Chief Executive Officer of PPL Global, Inc, a wholly-owned subsidiary of PPL, from 1995 to 1998, which developed and acquired assets in the United Kingdom, Chile, El Salvadore, Peru, Bolivia, and the United States.  He served on several corporate boards in the United Kingdom, Chile and El Salvador. Prior to joining PPL, he was Vice President of Operations for Edison Mission Energy, a subsidiary of Edison International, and held various engineering and project management positions at Fluor Engineers and Constructors.  Mr. Petersen earned his B.S. in Mechanical engineering from South Dakota State University and his Masters of Engineering from California Polytechnic Institute.

Family Relationships

Mr. Petersen does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2010	BLUEFIRE ETHANOL FUELS, INC.

	By:	/s/ Arnold R. Klann
Arnold R. Klann
Chief Executive Officer